Exhibit 99.1

News Release

Newell Brands Announces $2.5 Billion Expansion of Share Repurchase Authorization

HOBOKEN, NJ – June 11, 2018 – Newell Brands Inc. (NYSE: NWL) announced today that its Board of Directors has approved an expansion to the company’s stock repurchase authorization. Under the expansion, the company is authorized to expend $2.5 billion for repurchase of its outstanding shares through December 31, 2019. This authorization is incremental to the approximately $1.1 billion remaining under its previously announced authorization, which has been amended by the Board, so it now also expires on December 31, 2019. The total share repurchase authorization is now approximately $3.6 billion. Under the program, the company’s common shares may be purchased by Newell Brands through a 10b5-1 automatic trading plan, discretionary purchases on the open market, accelerated share repurchase arrangements, in privately negotiated transactions or any combinations thereof. The amount and timing of any purchases will depend on factors including trading price, trading volume and general market conditions.

The company continues to anticipate after-tax proceeds of approximately $10 billion from asset divestitures planned as part of the company’s Accelerated Transformation Plan. Proceeds will be applied to deleveraging and share repurchase.

About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Jostens®, Marmot®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Forward-Looking Statements

Statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements may include, but are not limited to, references to estimated divestiture proceeds, stock repurchase activity, completion of divestitures and the timing for closing of transactions. These statements generally can be identified by the use of words such as “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “will,” “should,” “would” or similar statements. We caution that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. In addition, there are no assurances that we will complete any or all of the potential transactions or other initiatives referenced above. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

•	our dependence on the strength of retail, commercial and industrial sectors of the economy in various parts of the world;

•	competition with other manufacturers and distributors of consumer products;

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

•	major retailers’ strong bargaining power and consolidation of our customers;

•	our ability to improve productivity, reduce complexity and streamline operations;

•	our ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;

•	risks related to our substantial indebtedness, a potential increase in interest rates or changes in our credit ratings;

•	our ability to effectively accelerate our transformation plan and explore and execute our strategic options;

•	our ability to complete planned acquisitions and divestitures, to integrate Jarden and other acquisitions and unexpected costs or expenses associated with acquisitions or dispositions;

•	changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner;

•	the risks inherent to our foreign operations, including currency fluctuations, exchange controls and pricing restrictions;

•	a failure of one of our key information technology systems or related controls;

•	future events that could adversely affect the value of our assets and require impairment charges;

•	the impact of United States and foreign regulations on our operations, including environmental remediation costs;

•	the potential inability to attract, retain and motivate key employees;

•	the resolution of tax contingencies resulting in additional tax liabilities;

•	product liability, product recalls or related regulatory actions;

•	our ability to protect intellectual property rights;

•	significant increases in the funding obligations related to our pension plans; and

•	other factors listed from time to time in our filings with the Securities and Exchange Commission, including, but not limited to our Annual Report on Form 10-K.

Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information, future events or developments.

Contacts:

Investors:	Media:
Nancy O’Donnell	Michael Sinatra
SVP, Investor Relations and Communications	Director, External Communications
+1 (201) 610-6857	+1 (201) 610-6717
nancy.odonnell@newellco.com	michael.sinatra@newellco.com

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600